Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

Meg Maise (Corporate Press/Investor Relations)
Take-Two Interactive Software, Inc.
(646) 536-2932
meg.maise@take2games.com

Take-Two Interactive Software, Inc. Reports
Second Quarter Fiscal 2007 Financial Results

Announces Restructuring Plan to Improve Financial and Operating Performance

Lainie Goldstein Named Chief Financial Officer

New York, NY — June 11, 2007 — Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today announced financial results for its second quarter and six months ended April 30, 2007, which were in line with the Company’s previously issued guidance.

Net revenue for the second quarter was $205.4 million, compared to $265.1 million for the same period of fiscal 2006.  The decrease in net revenue primarily reflected the significant sales contributed by The Elder Scrolls IV: Oblivion in the year-ago period, partially offset in the fiscal 2007 second quarter by strong sales of Grand Theft Auto titles and Major League Baseball 2K7 in comparison to the same franchises in the prior period.  Both Grand Theft Auto: Vice City Stories and Major League Baseball 2K7 sold over 1 million units each during the quarter.

Net loss for the recent quarter was $51.2 million or $0.71 per share, compared to a net loss of $50.4 million or $0.71 per share in the second quarter of fiscal 2006.  As compared with the year-ago period, the 2007 second quarter results reflected an improved gross margin due to lower external royalty costs, stronger margins on sports products and reduced product impairment charges. The quarter’s operating results also benefited from a decrease in selling and marketing expense, along with a realization of cost benefits from the prior year development studio closings and the absence of costs related to these closings. This was offset this year by business reorganization and related expenses, and increased general and administrative expenses related to professional fees associated with the investigation of stock option grants and responses to the New York County District Attorney’s subpoenas, expenses related to other legal matters, and the relocation of the Company’s international headquarters.

The second quarter 2007 loss includes pre-tax expenses totaling $21.6 million for business reorganization and related costs due to the Company’s recent management and board changes, legal expenses and other professional fees associated with the investigation of stock option grants, responses to the New York County District Attorney’s subpoenas, and other legal matters, as well as stock-based compensation expenses. Results for the second quarter 2006 included pre-tax expenses totaling $20.4 million for asset write-offs, severance and other expenses primarily related to studio closures, and stock-based compensation expenses.

Non-GAAP net loss, excluding the expense items noted above, was $29.7 million or $0.41 per share in the second quarter of 2007, versus $37.0 million or $0.52 per share in the second quarter of 2006.  (Please refer to Non-GAAP Financial Measures and reconciliation information included later in this release.)

For the six months ended April 30, 2007, net revenues were $482.8 million, compared to $530.1 million for the same period a year ago.  Net loss for the first half of 2007 was $72.8 million or $1.02 per share, compared to $79.5 million or $1.12 for the 2006 period. Results for the first six months of 2007 reflect pre-tax expenses totaling approximately $32.3 million related to the Company’s recent management and board changes, legal expenses and other professional fees associated with the investigation of stock option grants, responses to the New York County District Attorney’s subpoenas and other legal matters, and stock-based compensation expenses. Results for the first six months of 2006 included pre-tax expenses totaling $25.3 million for asset write-offs, severance and other expenses primarily related to studio closures, and stock-based compensation expenses.

Non-GAAP net loss was $40.5 million or $0.57 per share in the first six months of 2007, versus $63.5 million or $0.90 per share in the comparable period of 2006.  (Please refer to Non-GAAP Financial Measures and reconciliation information included later in this release.)

Take-Two’s cash position was $108.5 million as of April 30, 2007.

Restructuring Plan

After a comprehensive business review, Take-Two’s new management team today announced the first of a series of initiatives to revitalize the Company.  These initiatives are designed to enhance the efficiency of the organizational structure, support a highly creative and financially disciplined product development process, increase operating margins and improve the Company’s productivity and cost-effectiveness. Take-Two said its evaluation process is continuing and expects to report on progress in additional areas in the future.

Take-Two’s restructuring plan to date consists primarily of the following key elements:

•                  Restructure Take-Two’s international operations to consolidate and align the marketing, sales and operational functions according to business discipline rather than geography to create a more efficient and responsive international organization

•                  Realign label and studio administrative functions to report to the respective departments at the corporate level, thereby ensuring increased control and accountability

•                  Consolidate the management, marketing and business development operations of the 2K and 2K Sports labels on the West Coast to improve access to resources, work more closely with the sports development teams, and provide a centralized organization to increase efficiency and better support the growth of these labels

•                  Consolidate third-party PC distribution into North American sales

Take-Two expects to reduce fixed overhead from these actions by approximately $25 million, which should be realized by the end of fiscal 2008 on an annualized run-rate basis. The Company anticipates approximately $15 million of charges related to the restructuring, excluding any asset impairments, through fiscal 2008, with approximately half of the charges expected in fiscal 2007.

Strauss Zelnick, Chairman, commented, “When our management team took on a leadership role at Take-Two, we committed ourselves to making this the most creative, the most innovative and the most efficient company in our industry.  We also pledged to our shareholders and employees that we would present a detailed action plan within our first 100 days.  With over one month remaining, we have already made significant progress in assessing the organization and launching a major restructuring initiative. We look forward to communicating the full results of our 100 day plan in early July.”

Ben Feder, Chief Executive Officer, added, “We are very encouraged by the professionalism of the entire organization, the determination of our creative people to deliver great games, the commitment of our senior management team, and the strong potential of our core business.  While we have much work ahead of us, our team is confident that Take-Two can achieve the objectives we envisioned when we began this process.”

Mr. Feder continued, “While the decisions we are announcing today were difficult and will unfortunately require employee layoffs, we believe these necessary actions will improve the financial and operational performance of Take-Two, leading to greater value for our shareholders.”

Financial Guidance

Take-Two is reiterating its guidance for fiscal 2007 of revenue in the range of $1.2 billion to $1.25 billion and break even results on a GAAP basis, including stock-based compensation expense of $0.22 per share, but excluding any charges related to the Company’s reorganization expenses and restructuring initiatives. Included in the Company’s reorganization expenses is additional stock-based compensation expense of $0.03 per share. Additionally, fiscal 2007 estimates only reflect tax expense for the Company’s international operations.

For the third quarter ending July 31, 2007, Take-Two is providing initial guidance of net revenue in the range of $195 million to $215 million, with a GAAP net loss per share in the range of $0.60 to $0.65, including stock-based compensation expense of $0.06 per share, but excluding any charges related to the Company’s reorganization expenses and restructuring initiatives. Additionally, third quarter estimates reflect no tax benefit.

For the fourth quarter ending October 31, 2007, Take-Two is providing initial guidance of net revenue in the range of $520 million to $550 million, with diluted net earnings per share in the range of $1.35 to $1.40, including stock-based compensation expense of $0.06 per share, but excluding any charges related to the Company’s reorganization expenses and restructuring initiatives. Included in the Company’s reorganization expenses is additional stock-based compensation expense of $0.03 per share. Additionally, fourth quarter estimates only reflect tax expense for the Company’s international operations.

Key assumptions and dependencies underlying fiscal 2007 guidance include continued consumer acceptance of the Xbox 360, PLAYSTATION 3 and Wii; the ability to develop and publish products that capture market share for these next generation systems while continuing to leverage opportunities on legacy platforms; as well as the timely delivery of the titles detailed in this release.

CFO Announcement

Take-Two also announced today that Lainie Goldstein, interim Chief Financial Officer, has been named to the CFO position.  Ms. Goldstein, who joined the Company in 2003 and was recently Senior Vice President of Finance, has more than 15 years of financial and business experience in the software, entertainment, retail and apparel industries.  Prior to joining Take-Two, she served as Vice President, Finance and Business Development with Nautica Enterprises.  A CPA, Ms. Goldstein also held positions in the audit and reorganization departments at Grant Thornton.

Mr. Feder commented, “We are pleased to fill our CFO position with a financial executive of Lainie’s experience and ability. She not only brings a wealth of expertise in the industry and related businesses, but also has demonstrated her commitment to Take-Two and desire to help us reach our potential.”

Product Pipeline

Take-Two has announced expected release dates for the following titles:

Title	Platform	Expected Release (Fiscal Period)

All-Pro Football 2K8	Xbox 360, PS3	Third quarter 2007
Fantastic 4: Rise of the Silver Surfer	Xbox 360, PS3, Wii, PS2, DS	Third quarter 2007
Manhunt 2	Wii, PS2, PSP	Third quarter 2007
The BIGS	Xbox 360, PS3, Wii, PS2, PSP	Third quarter 2007
The Darkness	Xbox 360, PS3	Third quarter 2007
BioShock	Xbox 360, PC	Fourth quarter 2007
Carnival Games	Wii	Fourth quarter 2007
Grand Theft Auto IV	Xbox 360, PS3	Fourth quarter 2007
NBA 2K8	Xbox 360, PS3, PS2	Fourth quarter 2007
NHL 2K8	Xbox 360, PS3, PS2	Fourth quarter 2007

Take-Two’s line up announced to date for fiscal 2008 includes the following titles:

Title	Platform

Beaterator	PSP
College Hoops 2K8	Xbox 360, PS3, PS2
Grand Theft Auto IV — Episodic Content	Xbox 360
L.A. Noire	PS3
Midnight Club: Los Angeles	Xbox 360, PS3
Major League Baseball 2K8	Multiple Platforms
NBA 2K9	Multiple Platforms
NHL 2K9	Multiple Platforms

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (GAAP), Take-Two also uses non-GAAP measures of financial performance that exclude certain non-recurring or non-cash items.  Non-GAAP gross profit, operating income, net income and diluted earnings per share are measures that exclude certain non-recurring or non-cash items and should be considered in addition to results prepared in accordance with GAAP, and are not intended to be considered in isolation from, as a substitute for, or superior to, GAAP results.  These non-GAAP financial measures may be different from similarly titled measures used by other companies.

The non-GAAP measures exclude the following items from the Company’s statements of operations:

•                  Business reorganization and related restructuring expenses

•                  Stock-based compensation

•                  Professional fees and expenses associated with the Company’s stock options investigation and certain other unusual regulatory and legal matters

•                  Non-cash charges related to asset write-offs in connection with business restructurings and studio closings

•                  Severance and other costs related to studio closures

•                  Income tax effects of the items listed above

In addition, the Company may consider whether other significant non-recurring items that arise in the future should also be excluded from the non-GAAP financial measures it uses.

The Company believes that these non-GAAP financial measures, when taken into consideration with the corresponding GAAP financial measures, are important in gaining an understanding of the Company’s ongoing business. These non-GAAP financial measures also provide for comparative results from period to period.  In addition, the Company believes it is appropriate to exclude certain items as follows:

Business reorganization and related restructuring expenses
In March 2007, the Company’s stockholders elected a new slate of members to Take-Two’s Board of Directors, who immediately removed the Company’s former President and Chief Executive Officer. Shortly thereafter, the Company’s former Chief Financial Officer resigned.  As a result of these actions, the Company incurred significant costs for professional fees and severance charges and expects to incur additional costs in the future. Additionally, the new management team determined that certain intellectual property was impaired and it was written off in the second quarter.  The Company believes that additional restructuring costs will occur within the 2007 and 2008 fiscal years and will primarily relate to headcount reduction, asset write-offs and associated professional fees.  The Company does not engage in reorganization and restructuring activities on a regular basis and therefore believes it is appropriate to exclude business reorganization and related restructuring expenses from its non-GAAP financial measures.

Stock-based compensation
Take-Two does not consider stock-based compensation charges when evaluating business performance and management does not contemplate stock-based compensation expense in their short and long-term operating plans.  Furthermore, executive and management incentive compensation plans are generally based on measures that exclude the impact of stock-based compensation.  The Company places greater emphasis on shareholder dilution than accounting charges when assessing the impact of stock-based equity awards.

Professional fees and expenses associated with the Company’s stock options investigation and certain other unusual regulatory and legal matters
The Company incurred significant legal and other professional fees associated with both the investigation of stock option grants and the Company’s responses to the New York County District Attorney’s subpoenas. One of management’s primary objectives in the 2007 fiscal year is to bring conclusion to its regulatory matters.  The Company has incurred substantial expenses for professional fees and has accrued for legal settlements that are outside its ordinary course of business and as a result has excluded such expenses from its non-GAAP financial measures.

Non-cash charges related to asset write-offs in connection with business restructurings and studio closings
In April 2006, impairment charges were recorded in connection with studio closings to write-off software development costs related to several titles in development. The impairment charges were based on an assessment of the future recoverability of capitalized software balances related to these titles and the determination that these titles were unlikely to recover capitalized costs given a change in sales expectations as a result of weaker market conditions, the closure and anticipated closure of development studios, uncertainty involved in the console transition and historical performance of the titles.  This charge was recorded as a component of cost of goods sold.

In addition, impairment charges were incurred related to the write-off of certain trademarks and acquired intangibles based on management’s assessment of the future value of these assets including future business prospects and estimated cash flows to be derived from these assets.  This charge was recorded in depreciation and amortization expense.

The Company believes these charges were each based on a unique set of business objectives and therefore believes it is appropriate to exclude these non-cash charges related to asset write-offs from its non-GAAP financial measures.

Severance and other costs from studio closures

In connection with certain studio closures in 2006, the Company incurred severance and other costs.  The Company does not regularly close development studios and therefore believes it is appropriate to exclude these from its non-GAAP financial measures.  These costs were recorded in research and development and general and administrative expenses.

EBITDA and Adjusted EBITDA
Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is a financial measure not calculated and presented in accordance with accounting principles generally accepted in the United States.  Management uses EBITDA adjusted for business reorganization and related expenses (“Adjusted EBITDA”), among other measures, in evaluating the performance of the Company’s business units.  Adjusted EBITDA is also a significant component of the Company’s incentive compensation plans. Adjusted EBITDA should not be considered in isolation or as a substitute for net income/(loss) prepared in accordance with GAAP.

Conference Call

Take-Two will host a conference call today at 4:30 pm Eastern Time to review these results and discuss other topics.  The call can be accessed by dialing (877) 407-0984 or (201) 689-8577.  A live listen-only webcast of the call will be available by visiting http://ir.take2games.com and a replay will be available following the call at the same location.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a global developer, marketer, distributor and publisher of interactive entertainment software games for the PC, PlayStation® game console, PlayStation®2 and PLAYSTATION®3 computer entertainment systems, PSP® (PlayStation®Portable) system, Xbox® and Xbox 360™ video game and entertainment systems from Microsoft, Wii™, Nintendo GameCube™, Nintendo DS™ and Game Boy® Advance. The Company publishes and develops products through its wholly owned labels Rockstar Games, 2K and 2K Sports, and Global Star Software; and distributes software, hardware and accessories in North America through its Jack of All Games subsidiary. Take-Two’s common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.

Xbox, Xbox 360 and Xbox Live are either registered trademarks or trademarks of Microsoft Corporation in the United States and/or other countries.

“PlayStation”, “PLAYSTATION”, “PSP” and the “PS” Family logo are registered trademarks of Sony Computer Entertainment Inc. Memory Stick Duo™ may be required (sold separately).

™, ®, Game Boy Advance, Nintendo GameCube, Nintendo DS and the Wii logo are trademarks of Nintendo. © 2006 Nintendo.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws. Such forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to them. The Company has no obligation to update such forward-looking statements. Actual results may vary significantly from these forward-looking statements based on a variety of factors. These risks and uncertainties include the matters set forth in this press release, including statements as to the Company’s expectations regarding its planned restructuring, including the amount and timing of restructuring and impairment charges, expected expense reductions and future cost savings, as well as statements regarding the magnitude of the Company’s workforce reduction. Additional risks and uncertainties relate to the Special Committee’s investigation of the Company’s stock option grants and the restatement of our consolidated financial statements. The investigation and conclusions of the Special Committee may result in claims and proceedings relating to such matters, including previously disclosed stockholder and derivative litigation and actions by the Securities and Exchange Commission and/or other governmental agencies and negative tax or other implications for the Company resulting from any accounting adjustments or other factors. Other important factors are described in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2006 in the section entitled “Risk Factors”.

# # #

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
(in thousands, except per share amounts)

	Three months ended April 30,		Six months ended April 30,
	2007	2006	2007	2006

Net revenue	$205,436	$265,122	$482,776	$530,103

Cost of goods sold:
Product costs	105,679	130,940	269,822	291,793
Software development costs and royalties	53,903	116,410	93,985	164,871
Total cost of goods sold	159,582	247,350	363,807	456,664

Gross profit	45,854	17,772	118,969	73,439

Selling and marketing	28,159	32,194	63,183	73,838
General and administrative	40,471	33,705	79,085	72,158
Research and development	11,936	16,097	26,086	33,806
Business reorganization and related	8,962	—	8,962	—
Impairment of long-lived assets	—	6,249	—	6,249
Depreciation and amortization	7,076	6,695	13,737	13,346
Total operating expenses	96,604	94,940	191,053	199,397
Loss from operations	(50,750)	(77,168)	(72,084)	(125,958)
Interest income, net	1,022	4	1,884	257
Loss before income taxes	(49,728)	(77,164)	(70,200)	(125,701)
Provision (benefit) for income taxes	1,521	(26,791)	2,597	(46,206)
Net loss	$(51,249)	$(50,373)	$(72,797)	$(79,495)

Basic and diluted loss per share	$(0.71)	$(0.71)	$(1.02)	$(1.12)
	—	—
Basic and diluted weighted average shares outstanding	71,736	70,979	71,548	70,890

	Three months ended April 30,		Six months ended April 30,
	2007	2006	2007	2006
OTHER INFORMATION

Total revenue mix
Publishing	75%	75%	65%	68%
Distribution	25%	25%	35%	32%

Geographic revenue mix
North America	73%	72%	75%	72%
International	27%	28%	25%	28%

Publishing platform revenue mix
Sony PlayStation 2	38%	20%	37%	24%
Microsoft Xbox 360	21%	39%	18%	26%
PC	12%	21%	12%	17%
Sony PSP	11%	8%	16%	19%
Sony PLAYSTATION 3	10%	0%	8%	0%
Accessories and other	3%	4%	4%	5%
Microsoft Xbox	3%	6%	3%	6%
Nintendo Handhelds	2%	3%	1%	2%

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	April 30, 2007	October 31, 2006
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$108,516	$132,480
Accounts receivable, net of allowances of $52,847 and $91,509 at April 30, 2007 and October 31, 2006, respectively	70,406	143,199
Inventory, net	80,228	95,520
Software development costs and licenses	117,632	85,207
Prepaid taxes and taxes receivable	39,710	60,407
Prepaid expenses and other	34,712	28,060
Total current assets	451,204	544,873

Fixed assets, net	48,784	47,496
Software development costs and licenses, net of current portion	37,880	31,354
Goodwill	190,693	187,681
Other intangibles, net	34,845	43,248
Other assets	12,173	14,154
Total assets	$775,579	$868,806

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$77,818	$123,947
Accrued expenses and other current liabilities	132,408	128,282
Deferred revenue	36,678	11,317
Total current liabilities	246,904	263,546
Deferred revenue	25,000	50,000
Other long-term liabilities	6,437	4,868
Total liabilities	278,341	318,414
Commitments and contingencies

Stockholders’ equity:
Common stock, $.01 par value, 100,000 shares authorized; 72,971 and 72,745 shares issued and outstanding at April 30, 2007 and October 31, 2006, respectively	730	727
Additional paid-in capital	494,934	482,104
Retained earnings (accumulated deficit)	(12,138)	60,659
Accumulated other comprehensive income	13,712	6,902
Total stockholders’ equity	497,238	550,392
Total liabilities and stockholders’ equity	$775,579	$868,806

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(in thousands)

	Six months ended April 30,
	2007	2006
Operating activities:
Net loss	$(72,797)	$(79,495)
Adjustments to reconcile net loss to net cash provided by (used for) operating activities:
Amortization and write-off of software development costs, licenses and intellectual property	49,688	94,007
Depreciation and amortization of long-lived assets	13,737	13,346
Impairment of long-lived assets	—	6,249
Stock based compensation	8,777	8,694
Benefit for deferred income taxes	(135)	(29,654)
Provision for price concessions, sales allowances and doubtful accounts	38,388	94,524
Foreign currency transaction gain and other	(959)	(1,252)
Changes in assets and liabilities, net of effect from purchases of businesses:
Accounts receivable	37,869	(24,542)
Inventory	15,292	45,348
Software development costs and licenses	(77,589)	(74,722)
Prepaid expenses, other current and other non-current assets	16,150	(199)
Accounts payable, accrued expenses, deferred revenue and other liabilities	(42,461)	(9,661)
Total adjustments	58,757	122,138
Net cash (used for) provided by operating activities	(14,040)	42,643

Investing activities:
Purchase of fixed assets	(13,090)	(13,009)
Payments for purchases of businesses, net of cash acquired	(982)	(191)
Net cash used for investing activities	(14,072)	(13,200)

Financing activities:
Proceeds from exercise of stock options	802	1,944
Excess tax benefit on exercise of stock options	—	124
Net cash provided by financing activities	802	2,068
Effects of exchange rates on cash and cash equivalents	3,346	2,362
Net (decrease) increase in cash and cash equivalents	(23,964)	33,873
Cash and cash equivalents, beginning of year	132,480	107,195
Cash and cash equivalents, end of period	$108,516	$141,068

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
(in thousands, except per share amounts)

		Non-GAAP Reconciling Items				Non-GAAP
	Three months	Business	Professional			three months
	ended April 30,	reorganization	fees and	Stock-based		ended April 30,
	2007	and related	legal matters	compensation	Tax effects	2007

Net revenue	$205,436	$—	$—	$—	$—	$205,436

Cost of goods sold:
Product costs	105,679	(5,164)	—	—	—	100,515
Software development costs and royalties	53,903	—	—	—	—	53,903
Total cost of goods sold	159,582	(5,164)	—	—	—	154,418

Gross profit	45,854	5,164	—	—	—	51,018

Selling and marketing	28,159	—	—	(312)	—	27,847
General and administrative	40,471	—	(3,934)	(2,154)	—	34,383
Research and development	11,936	—	—	(1,070)	—	10,866
Business reorganization and related	8,962	(8,962)	—	—	—	—
Impairment of long lived assets	—	—	—	—	—	—
Depreciation and amortization	7,076	—	—	—	—	7,076
Total operating expenses	96,604	(8,962)	(3,934)	(3,536)	—	80,172
Loss from operations	(50,750)	14,126	3,934	3,536	—	(29,154)
Interest income	1,022	—	—	—	—	1,022
Loss before income taxes	(49,728)	14,126	3,934	3,536	—	(28,132)
Provision (benefit) for income taxes	1,521	—	—	—	—	1,521
Net loss	$(51,249)	$14,126	$3,934	$3,536	$—	$(29,653)

Basic and diluted loss per share	$(0.71)					$(0.41)

Basic and diluted weighted average shares outstanding	71,736					71,736

EBITDA:
Net loss	$(51,249)					$(29,653)
Provision (benefit) for income taxes	1,521					1,521
Interest income	(1,022)					(1,022)
Depreciation and amortization	7,076					7,076
EBITDA	$(43,674)					$(22,078)
Add: Business reorganization and related	14,126					—
Adjusted EBITDA	$(29,548)					$(22,078)

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
(in thousands, except per share amounts)

		Non-GAAP Reconciling Items				Non-GAAP
	Three months	Asset write	Severance and			three months
	ended April 30,	offs related to	other related to	Stock-based		ended April 30,
	2006	studio closures	studio closures	compensation	Tax effects	2006
Net revenue	$265,122	$—	$—	$—	$—	$265,122

Cost of goods sold:
Product costs	130,940	(253)	—	—	—	130,687
Software development costs and royalties	116,410	(11,913)	—	—	—	104,497
Total cost of goods sold	247,350	(12,166)	—	—	—	235,184

Gross profit	17,772	12,166	—	—	—	29,938

Selling and marketing	32,194	—	—	(517)	—	31,677
General and administrative	33,705	—	(372)	(2,211)	—	31,122
Research and development	16,097	—	(1,593)	(1,133)	—	13,371
Business reorganization and related	—	—	—	—	—	—
Impairment of long lived assets	6,249	(2,442)	—	—	—	3,807
Depreciation and amortization	6,695	—	—	—	—	6,695
Total operating expenses	94,940	(2,442)	(1,965)	(3,861)	—	86,672
Loss from operations	(77,168)	14,608	1,965	3,861	—	(56,734)
Interest income	4	—	—	—	—	4
Loss before income taxes	(77,164)	14,608	1,965	3,861	—	(56,730)
Provision (benefit) for income taxes	(26,791)	—	—	—	7,087	(19,704)
Net loss	$(50,373)	$14,608	$1,965	$3,861	$(7,087)	$(37,026)

Basic and diluted loss per share	$(0.71)					$(0.52)

Basic and diluted weighted average shares outstanding	70,979					70,979

EBITDA:
Net loss	$(50,373)					$(37,026)
Provision (benefit) for income taxes	(26,791)					(19,704)
Interest income	(4)					(4)
Depreciation and amortization	6,695					6,695
EBITDA	$(70,473)					$(50,039)
Add: Business reorganization and related	—					—
Adjusted EBITDA	$(70,473)					$(50,039)

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
(in thousands, except per share amounts)

		Non-GAAP Reconciling Items				Non-GAAP
	Six months	Business	Professional			six months
	ended April 30,	reorganization	fees and	Stock-based		ended April 30,
	2007	and related	legal matters	compensation	Tax effects	2007

Net revenue	$482,776	$—	$—	$—	$—	$482,776

Cost of goods sold:
Product costs	269,822	(5,164)	—	—	—	264,658
Software development costs and royalties	93,985	—	—	—	—	93,985
Total cost of goods sold	363,807	(5,164)	—	—	—	358,643

Gross profit	118,969	5,164	—	—	—	124,133

Selling and marketing	63,183	—	—	(619)	—	62,564
General and administrative	79,085	—	(11,167)	(4,100)	—	63,818
Research and development	26,086	—	—	(2,256)	—	23,830
Business reorganization and related	8,962	(8,962)	—	—	—	—
Impairment of long lived assets	—	—	—	—	—	—
Depreciation and amortization	13,737	—	—	—	—	13,737
Total operating expenses	191,053	(8,962)	(11,167)	(6,975)	—	163,949
Loss from operations	(72,084)	14,126	11,167	6,975	—	(39,816)
Interest income	1,884	—	—	—	—	1,884
Loss before income taxes	(70,200)	14,126	11,167	6,975	—	(37,932)
Provision (benefit) for income taxes	2,597	—	—	—	—	2,597
Net loss	$(72,797)	$14,126	$11,167	$6,975	$—	$(40,529)

Basic and diluted loss per share	$(1.02)					$(0.57)

Basic and diluted weighted average shares outstanding	71,548					71,548

EBITDA:
Net loss	$(72,797)					$(40,529)
Provision (benefit) for income taxes	2,597					2,597
Interest income	(1,884)					(1,884)
Depreciation and amortization	13,737					13,737
EBITDA	(58,347)					(26,079)
Add: Business reorganization and related	14,126					—
Adjusted EBITDA	$(44,221)					$(26,079)

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
(in thousands, except per share amounts)

		Non-GAAP Reconciling Items
	Six months	Asset write-	Severance and			Non-GAAP six
	ended April 30,	offs related to	other related to	Stock-based		months ended
	2006	studio closures	studio closures	compensation	Tax effects	April 30, 2006

Net revenue	$530,103	$—	$—	$—	$—	$530,103

Cost of goods sold:
Product costs	291,793	(253)	—	—	—	291,540
Software development costs and royalties	164,871	(11,913)	—	—	—	152,958
Total cost of goods sold	456,664	(12,166)	—	—	—	444,498

Gross profit	73,439	12,166	—	—	—	85,605

Selling and marketing	73,838	—	—	(1,224)	—	72,614
General and administrative	72,158	—	(372)	(5,404)	—	66,382
Research and development	33,806	—	(1,593)	(2,066)	—	30,147
Business reorganization and related	—	—	—	—	—	—
Impairment of long lived assets	6,249	(2,442)	—	—	—	3,807
Depreciation and amortization	13,346	—	—	—	—	13,346
Total operating expenses	199,397	(2,442)	(1,965)	(8,694)	—	186,296
Loss from operations	(125,958)	14,608	1,965	8,694	—	(100,691)
Interest income	257	—	—	—	—	257
Loss before income taxes	(125,701)	14,608	1,965	8,694	—	(100,434)
Provision (benefit) for income taxes	(46,206)	—	—	—	9,298	(36,908)
Net loss	$(79,495)	$14,608	$1,965	$8,694	$(9,298)	$(63,526)

Basic and diluted loss per share	$(1.12)					$(0.90)
	—					—
Basic and diluted weighted average shares outstanding	70,890					70,890

EBITDA:
Net loss	$(79,495)					$(63,526)
Provision (benefit) for income taxes	(46,206)					(36,908)
Interest income	(257)					(257)
Depreciation and amortization	13,346					13,346
EBITDA	(112,612)					(87,345)
Add: Business reorganization and related	—					—
Adjusted EBITDA	$(112,612)					$(87,345)